Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Sprint Nextel Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-138548) and Form S-8 (No. 333-42077, No. 333-68737, No. 333-56938, No. 333-59124, No. 333-76783, No. 333-92809, No. 333-54108, No. 333-75664, No. 333-103691, No. 333-105244, No. 333-111956, No. 333-115621, No. 333-115607, No. 333-115609, No. 333-124189, No. 333-127426, No. 333-130277, No. 333-142702 and No. 333-159330) of Sprint Nextel Corporation of our report dated August 4, 2008, with respect to the statements of operations, cash flows and business equity (included within the statement of stockholders’ equity and comprehensive loss) of the WiMAX Operations of Sprint Nextel Corporation for the year ended December 31, 2007, which report appears in the December 31, 2009 annual report on Form 10-K of Sprint Nextel Corporation.

/s/  KPMG LLP

Kansas City, Missouri

February 26, 2010